Exhibit 10.2

THIRD AMENDMENT
OF THE
LONE STAR TECHNOLOGIES, INC.
SECOND AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN

The Lone Star Technologies, Inc. Second Amended and Restated Deferred Compensation Plan (the “Plan”) is hereby amended, effective as of May 15, 2007, by adding the following sentence at the end of Section 4.1 (Amendment and Termination): “Notwithstanding anything to the contrary contained herein and notwithstanding any outstanding Participant elections, no further compensation may be deferred under the Plan after the acquisition of the Company by United States Steel Corporation, at which time the Plan shall terminate, subject to the distribution of all Participants’ outstanding Plan account balances.”

LONE STAR TECHNOLOGIES, INC.

/s/ Rhys J. Best
Rhys J. Best,
Chairman and Chief Executive Officer